Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            Form S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                  HOUSEHOLD INTERNATIONAL, INC.
     (Exact name of registrant as specified in its charter)

             Delaware                               36-3121988
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                     Identification
                                                          No.)
      2700 Sanders Road, Prospect Heights, Illinois 60070 (Address of Principal Executive Offices) (Zip Code)

           HOUSEHOLD INTERNATIONAL LONG TERM EXECUTIVE
                   INCENTIVE COMPENSATION PLAN
                    (Full title of the plan)

                       PATRICK D. SCHWARTZ
          Associate General Counsel - Corporate Finance
                  Household International, Inc.
      2700 Sanders Road, Prospect Heights, Illinois  60070
             (Name and address of agent for service)
                          847-564-6301
  (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

 Title of                          Proposed           Proposed
securities          Amount          maximum           maximum            Amount of
  to be              to be       offering price      aggregate         registration
registered        registered     per interest       offering price         fee
                     <F1>          share<F2>            <F2>
- ----------        ----------     --------------     --------------     ------------
Household         4,000,000        $67.4375          $269,750,000       $93,017.25
International,
Inc. Common
Stock, $1 par
value...

<F1>In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

<F2>Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and
(h) on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock
Exchange on May 9, 1996.

/TABLE

Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement also covers securities registered pursuant to Registration Statement No. 33-45454.

                      Household International, Inc.

                          CROSS REFERENCE SHEET

                                    to
                     Form S-8 Registration Statement


                                           Caption or Location
Item in Form S-8                              in Prospectus

1. Plan Information                        Cover Page
                                           Introductory Statement
                                           1996 Long-Term Executive
                                             Incentive Compensation
                                             Plan
                                           Federal Income Tax
                                             Consequences of the
                                             Plan
                                           Other Important
                                             Information

2.  Registrant Information and             Introductory Statement
     Employee Plan Annual                  Available Information
     Information

Prospectus



                   HOUSEHOLD INTERNATIONAL, INC.



                            Common Stock

                            $1 Par Value
                          _______________


Pursuant to the Household International 1996 Long-Term Executive Incentive Compensation Plan (the "Incentive Plan"), shares of Common Stock ($1 par value) of Household International, Inc. (the "Stock") or options therefore may be awarded from time to time. As of the date of this Prospectus, 4,806,537 shares of Stock are available for issuance under the Incentive Plan.

The Stock is listed on the New York and Chicago Stock Exchanges.
The trading symbol of the Stock is "HI".


                          _______________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                          _______________


            The date of this Prospectus is May 14, 1996

                        TABLE OF CONTENTS
                                                        Page

Introductory Statement ................................... 2
Available Information .................................... 2
1996 Long-Term Executive Incentive Compensation Plan...... 3
Federal Income Tax Consequences of the Incentive Plan.....10
Other Important Information ..............................11
Incorporation of Certain Documents by Reference ..........13
Legal Opinions ...........................................13
Experts ..................................................14


                     INTRODUCTORY STATEMENT

        In this Prospectus, Household International, Inc. is referred to as "Household" or the "Corporation". The address of Household's principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070 (Telephone: 847-564-5000). A copy of the Corporation's latest Annual Report to Shareholders will be delivered to all employees who have not previously received a copy and have been granted stock options or other awards under the Incentive Plan. The Corporation will promptly send, without charge, an additional Annual Report and/or a copy of the Incentive Plan in effect to any employee at his or her request.

        Additional updating information with respect to the securities and the Plan covered herein may be provided in the future to plan participants by means of appendices to this Prospectus.


                     AVAILABLE INFORMATION

        Household is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission").
Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices at Northwestern Atrium Center,
500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning Household can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605 on which the Stock and certain other securities of the Corporation are listed.

        Household will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents) and such additional information pertaining to the Incentive Plan and its administration, as desired. See "Introductory Statement" and "Incorporation of Certain Documents by Reference". Requests should be directed to: Household International, Inc., 2700 Sanders Road, Prospect Heights, IL 60070, Attention: Office of the Secretary (Telephone: 847-564-6989).


       1996 LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN

General

        The Incentive Plan was approved by the shareholders of Household on May 8, 1996, on the recommendation of Household's
Board of Directors. The purpose of the Incentive Plan is to further the long-term growth of Household by strengthening its ability to attract and retain employees of outstanding ability, to provide an effective means for employees to acquire and maintain ownership of Household Stock, to motivate such employees to achieve long-range performance goals and objectives, and to provide incentive compensation opportunities competitive with those of other major corporations. Selected employees of Household and its subsidiaries may be chosen to receive awards under the Incentive
Plan. In addition, the Incentive Plan provides for the issuance of options to purchase Household Stock to non-employee Directors of Household in order to facilitate ownership and to more fully align the interests of Household's Directors with that of its stockholders.

        The Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines which employees will receive awards and the amounts, types, terms and restrictions of such awards, and is also authorized to interpret the Incentive Plan, to establish rules and regulations thereunder, and to make all other determinations necessary or advisable for administering the Incentive Plan. Committee members hold their position at the discretion of the Board. The address of the Compensation Committee is 2700 Sanders Road, Prospect Heights, Illinois 60070.

        The Compensation Committee may grant any type of award permitted under the terms of the Incentive Plan, which at the present time includes stock options and Restricted Stock Rights. The specific terms of any award, including vesting provisions, if any, shall be determined by the Compensation Committee and set forth in the notice and the agreement for such award (the "Grant"), which Grant shall constitute a part of this Prospectus. As of the date of this Prospectus, Household may issue up to 4,806,537 shares (including 806,537 shares remaining under the Household International Long-Term Executive Incentive Compensation Plan approved by the shareholders in May 1984 and amended thereafter, (the "1984 Plan") of its Stock pursuant to the Incentive Plan, which may consist of either authorized and unissued shares, treasury shares or stock purchased by Household, or an agent thereof, in the open market. If any award granted under the Incentive Plan or the 1984 Plan terminates or lapses for any reason, any shares of Stock subject to such award will again be available for grant under the Incentive Plan. The maximum number of shares or share equivalents that may be granted to any one participant in one year is 400,000 shares.

        Stock options and other awards issued under the Incentive Plan may be adjusted due to changes in the capital structure of Household (including, stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, or other changes in capitalization). Such adjustments may include changes to the price, number and kind of shares of stock or other consideration subject to an award, so as to prevent dilution or enlargement of rights under the award.

Employee Options

        Under the Incentive Plan, the Compensation Committee may grant employees any type of option to purchase shares of Stock that is permitted by law at the time of grant. No option will be exercisable less than one year nor more than ten years and one day from the date of grant; provided, however, the Compensation
Committee may extend the expiration date of an option to no more than 15 years from the date of the grant. The option price per share will not be less than the fair market value of one share of Stock on the date of grant. Options previously granted under the 1984 Plan are exercisable at the rate of 25% of the shares under option on or after each of the first, second, third, and fourth anniversaries of the date of grant, on a cumulative basis, and must generally be exercised in units of at least 25 shares. It is expected the same vesting schedule will be utilized for grants under the Incentive Plan.

        At the Compensation Committee's discretion, Household will pay or credit to a participant's account an amount of cash (or additional shares or share equivalents of Stock based upon the then fair market value of the Stock) equal to the cash dividends declared on Stock for each share of Stock subject to an option award. The Committee may, in its discretion, adopt rules permitting employees to satisfy all or part of the tax withholding obligations in connection with an award by electing to have Household withhold shares otherwise deliverable to the employee or by delivering shares previously owned by such employee for at least six months. Payment for shares purchased through options may be made in cash or, at the discretion of the Compensation Committee, in shares of Stock valued at the then fair market value of such shares or a combination of cash and Stock. Any shares of Stock surrendered by an employee in full or partial payment of the exercise price of an option must have been held by the employee at least six months prior to the date such shares are surrendered in payment.

        As of the date of this Prospectus, options issued under the Incentive Plan may be exercised only by the employee and may not be transferred except by will or the laws of descent and distribution. However, if Exchange Act rules no longer restrict transferability and the Compensation Committee establishes rules for transfer of employee options, the Office of the Secretary will notify affected participants of the terms under which an award may be transferred. Upon termination of employment by Household and its subsidiaries, all rights under the Incentive Plan terminate except as follows, or as otherwise reflected in the Grant:

                (i) in the event of termination of employment (a) as a result of a material change in the employee position following a Change-in-Control as described herein under "Change-in-Control", or (b) and the employee is retirement-eligible under the terms of a pension plan of Household or a subsidiary, the option may be exercised within five years of the date of termination of employment or as otherwise provided in the Grant;

                (ii) in the event of termination of employment due to permanent and total disability of the holder and the employee is not retirement-eligible under the terms of a pension plan of Household or a subsidiary, the option may be exercised within twelve months following the date of such termination of employment or as otherwise provided in the Grant;

                (iii) in the event of death during employment, the option may be exercised by the executor, administrator, or other personal representative of the holder within five years succeeding death if such holder was retirement-eligible under the terms of a pension plan of Household or a subsidiary, or twelve months if such holder was not retirement-eligible under the terms of a pension plan of Household or a subsidiary or as otherwise provided in the Grant;

                (iv) except in the event of termination of employment for cause, following termination of employment other than as set forth in (i), (ii) or (iii) above, the option may be exercised within three months following the date of termination, or prior to the expiration of the option, whichever period is shorter; and

                (v) in the event of death of the employee following termination of employment, the option may be exercised by the executor, administrator, or other personal representative of the holder, notwithstanding the time period specified in (i),
        (ii), (iii) or (iv) above, within a) twelve months following death or b) the remainder of the period in which the employee was entitled to exercise the option, whichever period is longer.

In all such cases, however, the option may not be exercised after the expiration of the original term of such option and, except as previously noted, may only be exercised to the extent it was exercisable on the date of termination of employment. Also, if the Compensation Committee determines that the termination is for cause, the option will not under any circumstances be exercisable following termination of employment.

Restricted Stock Rights

        The Incentive Plan also authorizes the Compensation Committee to grant Restricted Stock Rights ("RSRs"). RSRs entitle an employee to receive a stated number of shares of Stock if the employee remains continuously employed by Household for the time period (the "restricted period") specified by the Compensation Committee. However, the Compensation Committee in its sole discretion may specify other restrictions to be satisfied for shares of Stock to be issued pursuant to a RSR, or accelerate the payment of Stock prior to the termination of the restricted period if the holder of the RSR achieves certain performance levels established at the time the RSR is granted by the Compensation Committee. The Committee may revise such performance levels as it deems appropriate to reflect significant, unforeseen events or changes. A holder of RSRs will not be entitled to any of the rights of a holder of Stock prior to the payment of such shares; however, at the discretion of the Compensation Committee, Household will pay or credit to a participant's account an amount in cash (or additional shares or share equivalents of Stock based upon the then fair market value of the Stock) equal to the cash dividends declared on Stock for each share of Stock subject to an RSR. RSR's are not transferable except by will or the laws of descent or distribution. In the event of termination of employment due to death or permanent and total disability or as a result of a material change in the employee's position following a Change-in-Control as described herein under "Change-in-Control", the holder of the RSR or his estate will be entitled to receive the number of shares subject to the RSR prorated on the basis of the number of full months elapsed in the restricted period.

Non-Employee Director Options

        Under the Incentive Plan each non-employee director will be granted an option for 1,500 shares of Stock on the date of each Annual Meeting of Stockholders at which such Director is elected to the Board of Directors, beginning with the 1997 Annual Meeting of Stockholders. The Committee will have no discretion to select which non-employee Directors will be granted options or to determine the number of option shares, price, vesting schedule or any other term of the options granted to non-employee Directors. All options granted to non-employee Directors will be non-qualified stock options. The per share purchase price of Stock which may be acquired pursuant to a non-employee Director option shall be 100% of the fair market value of one share of Stock on the date the option is granted. For purposes of establishing the fair market value of Stock on any day for non-employee Director options, such value shall be the average of the highest and lowest sales prices per share of the Stock as reported in the NYSE-Composite Transactions in The Wall Street Journal for such date. However, if the NYSE is not open for trading on a given day, the fair market value will be the average of the highest and lowest sales prices per share on the next succeeding business day.

        Each option granted to a non-employee Director will vest and shall be fully exercisable beginning six months from the date the option was granted. Each such option will expire ten years and one day from the date of the grant. However, if a non-employee
Director ceases to be a Director of Household, outstanding vested options are exercisable as follows:

                (i) in the event service on the Board of Directors terminates due to permanent and total disability, outstanding options may be exercised within twelve months following the date such service terminates or prior to the expiration of the outstanding options, whichever period is shorter;

                (ii) if a non-employee Director dies, whether during service as a Director of Household or after such service, outstanding options may be exercised by the executor, administrator, or other personal representative of such Director within twelve months after the Director's death or prior to the expiration of the outstanding options, whichever period is longer;

                (iii) in the event a non-employee Director's service on the Board of Directors terminates because such Director has reached the mandatory retirement age of 70 (or age 72 if a Director was serving on the Board as of January 1, 1989) or if a non-employee Director retires from the Board prior to reaching the mandatory retirement age but after having served on the Board of Directors continuously for at least fifteen years, outstanding options may be exercised at any time prior to the expiration of the outstanding options; and

                (iv) in the event service on the Board of Directors terminates other than as set forth in subsections (i), (ii) or
        (iii) above, outstanding options may be exercised within three months following the date such service terminates or prior to the expiration of the outstanding options, whichever period is shorter.

        Payment for shares purchased upon exercise of a non-employee Director option shall be made in cash, in shares of Stock valued at the then fair market value of such shares or by a combination of cash and shares of Stock. Any shares of Stock surrendered in full or partial payment of the exercise price of an option must have been held by such Director at least six months prior to the date such shares are surrendered. A non-employee Director may also satisfy, in whole or in part, income tax obligations incurred in connection with the exercise of an option by (i) electing to have Household withhold shares of Stock (otherwise deliverable to the Director in connection with the exercise of an option) in payment for such income tax obligation or (ii) by delivering shares of Stock owned by such Director in payment for such income tax obligation. Any shares of Stock surrendered in full or partial payment of income tax obligations must have been held by such Director at least six months prior to the date such shares are surrendered. Non-employee Director options are not transferable other than by will and the laws of descent and distribution.

Forfeiture

        If it is determined that an employee or former employee, while employed by Household or any subsidiary or otherwise associated with Household or any subsidiary as a consultant, advisor or in another similar capacity, engaged at any time in any activity in competition with any activity of Household or any subsidiary or harmful to the interests of Household or any subsidiary including, but not limited to: (i) conduct related to the participant's position for which either criminal or civil penalties against the participant may be sought, (ii) violation of Household policies, notwithstanding Household's decision or inability to, or not to, terminate the participant for such violation, (iii) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of Household or any subsidiary, including employing or recruiting any present employee of Household or any subsidiary for such competitor, (iv) disclosing or misusing any confidential information or material concerning Household or any subsidiary, or (v) participating in a hostile takeover attempt of Household, then the Compensation Committee, in its sole discretion, may cancel any unexpired or unpaid award at any time.

Change-in-Control

        In order to protect participants in the Incentive Plan in the event (i) any person becomes the beneficial owner, directly or indirectly, of Stock representing ten percent (10%) or more of the total voting power of Household's then outstanding Stock, (ii) a tender offer is made for thirty percent (30%) or more of the outstanding Stock, which tender offer has not been approved by the Board of Directors of Household, or (iii) a solicitation subject to Rule 14a-11 under the Exchange Act (or any successor Rule) relating to the election or removal of 50% or more of the Board of Directors is made by any person other than Household or less than 50% of the members of the Household Board of Directors are "Continuing Directors" (as defined below) (each of (i), (ii) or (iii) being deemed a "Change-in-Control"), then (a) all outstanding options will immediately vest and will become fully exercisable and (b) the Compensation Committee, in its sole discretion, may:

                (i) accelerate the time period for exercising or realizing any award under the Incentive Plan, notwithstanding any minimum holding or restricted period set forth in the Incentive Plan or the applicable Grant;

                (ii) provide for the purchase by Household of all awards outstanding under the Incentive Plan in cash equal to the amount that could have been received upon exercise or realization of such awards had the awards been currently exercisable or payable;

                (iii) make such adjustments to awards granted under the Incentive Plan, including the granting of additional awards, as deemed appropriate; and

                (iv) cause all outstanding awards under the Incentive Plan to be assumed, or new rights of equal value to be substituted therefor, by any successor to Household.

        For purposes of the Incentive Plan, a "Continuing Director" means a Director of Household who either (i) was a Director on May 8, 1996, or (ii) is an individual whose election, or nomination for election, was approved by at least two-thirds of the Directors then in office who are continuing in office (other than a Director whose initial assumption of office is in connection with an election contest or threatened election contest relating to the election of Directors of Household which would be subject to Rule 14a-11 of the Exchange Act).

        In addition, if any participant in the Incentive Plan has his/her position materially changed (as defined in the Incentive
Plan) within twenty-four months after a Change-in-Control, said participant shall be deemed to be involuntarily terminated without cause from Household and shall be entitled to exercise or receive payment for outstanding awards under the Incentive Plan previously granted to him/her in accordance with the terms of the Incentive Plan.


       FEDERAL INCOME TAX CONSEQUENCES OF THE INCENTIVE PLAN

        Under present federal income tax laws, awards of Stock under the Incentive Plan will have the following tax consequences:

        Generally, the recipient of a non-statutory stock option under the Incentive Plan will realize no income for federal income tax purposes upon the grant of such stock option. However, at the time the participant exercises a non-statutory stock option, he/she will realize income, taxable as personal service income, to the extent that the fair market value of the shares acquired pursuant to the option, as of the exercise date, exceeds the stock option price. Household will be entitled to a corresponding deduction for federal income tax purposes in the year in which the stock option is exercised. The fair market value of the shares of Stock acquired pursuant to the option on the exercise date will be the cost basis for such shares to the employee. The employee will be required to provide funds to Household to cover the necessary withholding of taxes.

        In lieu of providing cash to Household to pay withholding tax liability upon exercises of stock options, an employee may authorize Household to withhold shares to be issued pursuant to the option exercise in payment for such tax liability. Alternatively, an employee can tender Stock owned by him/her prior to the exercise of the option in payment of the tax withholding amount due;
however, use of such shares may result in the recognition of gain or loss to the employee for tax purposes on such shares delivered to Household to satisfy the employee's tax liability. Shares withheld or otherwise delivered to Household in payment for withholding tax liabilities will be valued at their fair market value as of the date on which the amount of tax to be withheld is determined. Elections to have shares withheld to satisfy withholding tax obligations are irrevocable.

        If an employee is awarded an RSR, the grant of such award is not taxable for federal income tax purposes at the time of grant to the employee. However, at the time he/she receives payment for an RSR, the employee will realize income, taxable as personal service income, to the extent of the cash or fair market value of the property received. Household will be entitled to a corresponding deduction for federal income tax purposes in the year in which such award is exercised or such payment is received. The employee will be required to provide funds to Household covering the necessary withholding taxes.


                 OTHER IMPORTANT INFORMATION

        The following information applies to the Incentive Plan:

        The Incentive Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        Stock acquired as a result of options granted pursuant to the Incentive Plan may be acquired from Household. Household shall not charge any fee, commission or other charge for any of the costs or expenses incurred in issuing such Stock. All payments for Stock to be purchased pursuant to the Incentive Plan shall be made to Household prior to said Stock's issuance. Other than the Grant pursuant to the Incentive Plan, Household is not required to provide any report to any participant on a regular basis detailing said participant's interest in the Incentive Plan.

        In certain instances special rules with respect to the purchase or sale of Stock and tax withholding will apply to holders of stock options who are subject to Section 16(b) of the Exchange Act (the "Section 16 Persons"). Prior to the exercise of any stock option granted pursuant to the Incentive Plan, the Section 16 Person should consult with the Section 16 Compliance Coordinators in the Office of the Secretary of Household.

        There are generally no restrictions on resale of the Stock acquired pursuant to the Incentive Plan except for persons who are deemed to be "affiliates" of the Corporation or Section 16 Persons. An affiliate may resell the securities acquired under the Incentive Plan either pursuant to a registration statement or pursuant to Rule 144 or another applicable exemption under the Securities Act of 1933, as amended (the "Securities Act"). For purposes of reselling, an affiliate is defined as a control person or one who, directly or indirectly, has the power to direct or cause the direction of the management and policies of Household. Under
Section 16 of the Exchange Act, any profit realized by a Section 16 Person of Household through the purchase and sale or any sale and purchase of any equity security of Household within a period of six months may be recoverable by Household regardless of the intention of said person entering into the transaction. For purposes of
Section 16 of the Exchange Act, the exercise of a stock option is not a purchase. Provided the Section 16 Person has held the option for at least six months, any sale of the Stock acquired pursuant to the exercise of that option will not be matched against the option price. However, such a sale will be matched against any other purchase (except for additional grants of options pursuant to the Incentive Plan) of Stock six months prior to and six months after the date of said sale. If an employee believes that he or she may be an affiliate of Household, or subject to the provisions of
Section 16 of the Exchange Act, an attorney should be consulted to determine what steps should be taken to accomplish any such resale under the federal securities laws.

        In case of corporate changes affecting the Stock, the Incentive Plan, or awards granted thereunder, the Board of Directors of Household or an authorized committee may make appropriate adjustments to such awards in order to prevent dilution or enlargement of rights and in the aggregate number or remaining number of shares which may be issued under the Incentive Plan (if any) to reflect any change or changes affecting the Stock of the Corporation, such as stock dividends, stock splits, or similar changes.

        The Board of Directors or the Compensation Committee of Household may from time to time amend the Incentive Plan or awards granted thereunder except that the Board or Compensation Committee may not, without stockholder approval, change the option price of any option or increase the number of shares of Stock under the Incentive Plan (except as permitted pursuant to the preceding paragraph) or make any other amendment which is required by law to be approved by Household's stockholders. The Incentive Plan will expire on May 8, 2006. The Board may terminate the Incentive Plan at any time by resolution, but such resolution shall not affect awards previously granted under the Incentive Plan.

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the Commission are incorporated herein by reference:

        (a) The Corporation's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act which contains, either directly or by incorporation by reference, audited financial statements for the Corporation's latest fiscal year for which such statements have been filed.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus incorporated pursuant to (a) above.

        (c) The Corporation's definitive proxy statement or information statement, if any, filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its shareholders, and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its shareholders.

        (d) The description of any class of securities to be offered herein which is contained in any registration statement filed under
Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the Corporation pursuant to Sections 13, 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

                         LEGAL OPINIONS

        The validity of the Stock to be issued pursuant to the Incentive Plan will be passed upon by John W. Blenke, Vice President-Corporate Law and Assistant Secretary of Household. As of the date of this Prospectus, Mr. Blenke is a full-time employee and an officer of the Corporation, a participant in the Incentive Plan, and owns Stock, and holds employee stock options to purchase shares of Stock.

                             EXPERTS

        The financial statements and schedules of the Corporation and its subsidiaries incorporated by reference in this Prospectus to the extent and for the periods indicated in its reports, have been audited by Arthur Andersen LLP independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving such reports.


                              PART II

               INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Documents by Reference.

The information set forth under "Incorporation of Certain Documents By Reference" in the Prospectus included as a part of this Registration Statement is hereby incorporated herein by reference.


Item 4.  Description of Securities.

Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

The information set forth under "Legal Opinions" and "Experts" in the Prospectus included as a part of this Registration Statement is hereby incorporated herein by reference.


Item 6.  Indemnification of Directors and Officers.

The General Corporation Law of Delaware (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained in improper personal benefit. Household International, Inc.'s (the "Corporation") Restated Certificate of Incorporation, as amended, contains a provision which eliminates directors' personal liability as set forth above.

The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the Delaware corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

The Corporation's Restated Certificate of Incorporation, as amended, provides for indemnification to the fullest extent as expressly authorized by Section 145 of the General Corporation Law of Delaware for directors, officers and employees of the Corporation and also to persons who are serving at the request of the Corporation as directors, officers or employees of other corporations (including subsidiaries). This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

The Corporation has purchased liability policies which indemnify its officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.


Item 7.  Exemption from Registration Claimed.

Not Applicable.


Item 8.  Exhibits.

 4.1 Form of certificate for shares of Common Stock of the Corporation. (Incorporated herein by reference to Exhibit 4(a) of Household International, Inc.'s registration statement on Form S-3, No. 33-39327).


 4.2            Household International 1996 Long-Term Executive Incentive
                Compensation Plan.

 5 Opinion of John W. Blenke, Esq., Vice President-Corporate Law and Assistant Secretary of Household International, Inc.

23.1            Consent of Arthur Andersen LLP, Certified Public
                Accountants.

23.2 Consent of John W. Blenke, Esq., Vice President-Corporate Law and Assistant Secretary of Household International, Inc. is contained in his opinion (Exhibit 5).


Item 9.  Undertakings.

The Corporation hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement: (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
424(b) of the Securities Act of 1933, as amended (the "Act") if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (2) That, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Act, each filing of the Corporation's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the provisions set forth or described in Item 6 of this Registration Statement, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Corporation by such director, officer or controlling person, in connection with the securities registered hereby, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Prospect Heights, and State of Illinois, on the 14th day of May, 1996.

                                  HOUSEHOLD INTERNATIONAL, INC.

                                   By   /s/ William F. Aldinger
                                        William F. Aldinger
                                        Chairman and
                                        Chief Executive Officer

        Each person whose signature appears below constitutes and appoints
J. W. Blenke, L. S. Mattenson and P. D. Schwartz and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file, with the Securities and Exchange Commission, any and all amendments (including post-effective amendments) to the Registration Statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 14th day of May, 1996.

                Signature                        Title

   /s/ William F. Aldinger              Chairman, Chief Executive
       (William F. Aldinger)            Officer, and Director (as
                                        Principal Executive Officer)

   /s/ Robert J. Darnall                Director
       (Robert J. Darnall)

   /s/ Gary G. Dillon                   Director
       (Gary G. Dillon)

   /s/ John A. Edwardson                Director
       (John A. Edwardson)

   /s/ Mary Johnston Evans              Director
       (Mary Johnston Evans)

   /s/ Dudley Fishburn, M.P.            Director
       (Dudley Fishburn, M.P.)

   /s/ Cyrus F. Freidheim, Jr.          Director
       (Cyrus F. Freidheim, Jr.)

   /s/ Louis E. Levy                    Director
       (Louis E. Levy)

   /s/ George A. Lorch                  Director
       (George A. Lorch)

   /s/ John D. Nichols                  Director
       (John D. Nichols)

   /s/ James B. Pitblado                Director
       (James B. Pitblado)

   /s/ S. Jay Stewart                   Director
       (S. Jay Stewart)

   /s/ Louis W. Sullivan, M.D.          Director
       (Louis W. Sullivan, M.D.)

   /s/ Raymond C. Tower                 Director
       (Raymond C. Tower)

   /s/ David A. Schoenholz              Executive Vice President-Chief
       (David A. Schoenholz)            Financial Officer (as
                                        Principal Accounting and
                                        Financial Officer)